SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 633-5031

Item 7.	Financial Statements and Exhibits.

(a) Exhibits.

99.1	Union Bankshares Corporation press release dated October 31, 2003

Item 9.	Regulation FD Disclosure.

The following information and exhibit is being furnished persuant to Regulation FD.

On October 31, 2003, Union Bankshares Corporation issued a press release announcing the appointment of two new members to the company’s board of directors, Mr. R. Hunter Morin and Mr. Robert C. Sledd. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: November 4, 2003	By:	/s/ D. Anthony Peay

D. Anthony Peay Executive Vice President and Chief Financial Officer

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